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                                                                   EXHIBIT 10.3
                           APEX SILVER MINES LIMITED
                       NON-EMPLOYEE DIRECTORS' SHARE PLAN



        1. PURPOSE. The purpose of this Non-Employee Directors' Share Plan (the "Director Plan") of APEX SILVER MINES LIMITED (the "Company"), is to advance the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's shareholders.

        2. DEFINITIONS. In addition to terms defined elsewhere in the Director Plan, the following are defined terms under the Director Plan:

                (a) "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

                (b) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                (c) "Fair Market Value" of a Share on a given date means the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked prices per Share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) as reported in the WALL STREET JOURNAL; PROVIDED, HOWEVER, that the "Fair Market Value" of a Share subject to Options granted effective on the date on which the Company commences an Initial Public Offering shall be the price of the shares so issued and sold, as set forth in the first final prospectus used in such Initial Public Offering.

                (d) "Initial Public Offering" means an initial public offering of Shares in a firm commitment underwriting register with the U.S. Securities and Exchange Commission in compliance with the provisions of the U.S. Securities Act of 1933, as amended.

                (e)  "Option" means the right, granted to a director under
Section 6, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Director Plan. All Options will be non-qualified Share Options.
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                (f)  "Participant" means a person who, as a non-employee
director of the Company, has been granted an Option which remains outstanding.

                (g) "Share" means a share of the share capital, $.01 par value, of the Company and such other securities as may be substituted for such share or such other securities pursuant to Section 7.

        3. SHARES AVAILABLE UNDER THE DIRECTOR PLAN. Subject to adjustment as provided in Section 7, the total number of Shares reserved and available for issuance under the Director Plan shall not exceed 5 percent of the Company's share capital. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Director Plan, Shares that may be purchased upon exercise of an Option will not be considered to be available after such Option has been granted, except for purposes of issuance in connection with such Option; PROVIDED, HOWEVER, that, if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Director Plan.

        4. ADMINISTRATION OF THE DIRECTOR PLAN. The Director Plan will be administered by the board of directors (the "Board") of the Company; PROVIDED, HOWEVER, that any action by the Board relating to the Director Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the Director Plan.

        5. ELIGIBILITY. Each director of the Company who, on any date on which an Option is to be granted under Section 6, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to be granted an Option under Section 6. No person other than those specified in this
Section 5 will be eligible to participate in the Director Plan.

        6. OPTIONS. An Option to purchase the number of Shares equal to $50,000 divided by the Fair Market Value of the Shares on the date of the grant, subject to adjustment as provided in Section 7, will be automatically granted,
(i) at the effective date of initial election to the Board, to each person so elected or appointed who is eligible under Section 5 at that date (the "Initial Grant"). In addition, an Option to purchase the number of Shares equal to $50,000 divided by the Fair Market Value of the Shares on the date of the grant, subject to adjustment as provided in Section 7, will be automatically granted, at the close of business of each annual meeting of shareholders of the Company, to each member of the Board who is eligible under Section 5 at the close of business of such annual meeting (the "Annual Grant"). Notwithstanding the foregoing, any person who received an Initial Grant shall not automatically receive an Annual Grant at the first annual meeting of shareholders if such annual meeting takes place within three months of the effective date of such person's receipt of an Initial Grant.

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                (a)  EXERCISE PRICE. The exercise price per Share purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

                (b) OPTION EXPIRATION. A Participant's Option will expire at the earlier of (i) 10 years after the date of grant or (ii) one year after the date the Participant ceases to serve as a director of the Company for any reason.

                (c) EXERCISABILITY. Each Option may be exercised commencing immediately upon its grant.

                (d) METHOD OF EXERCISE. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of Shares already owned by the Participant having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and Shares.

        7.      ADJUSTMENT PROVISIONS.

                (a) RECAPITALIZATION. The aggregate number of Shares as to which Options may be granted to Participants, the number of Shares thereof covered by each outstanding Option granted or to be granted in accordance with the formula set forth in Section 6 hereof, and the price per Share thereof in each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a Share dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Board may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Director Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction. Notwithstanding any other provision of the Director Plan, the Board may cause any Option granted hereunder to be canceled in consideration of a cash payment or alternative award made to the holder of such canceled Option equal in value to the Fair Market Value of such canceled Option. Notwithstanding anything to the contrary in this Section 7, no issuance of Shares effected pursuant to the terms of the Buy-Sell Agreement dated as of August 6, 1996 by and among, inter alia, the Company, Consolidated Commodities Ltd., Argentum LLC and Silver Holdings LDC or certain entities affiliated therewith, that does not constitute

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a change in control shall result in any adjustment to the number or value of any
Shares to be issued pursuant to any Option hereunder.

                (b) INSUFFICIENT NUMBER OF SHARES. If at any date an insufficient number of Shares are available under the Director Plan for the automatic grant of Options, Options will be automatically granted proportionately to each eligible director, to the extent Shares are then available (provided that no fractional Shares will be issued upon exercise of any Option) and otherwise as provided under Section 6.

        8. CHANGES TO THE DIRECTOR PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Director Plan or authority to grant Options under the Director Plan without the consent of shareholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any U.S. federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to shareholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option or any previous payment of fees in the form of Shares.

        9.      GENERAL PROVISIONS.

                (a) AGREEMENTS. Options may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Director Plan, together with such other terms and conditions not inconsistent with the Director Plan, as the Board may from time to time approve.

                (b) COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other U.S. federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Director Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                (c) LIMITATIONS ON TRANSFERABILITY. Options will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, and, if exercisable, shall be

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     exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of such Participant ("Immediate Family Members"), (ii) a trust or trusts for exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that
     (x) there may be no consideration for any such transfer, (y) the Option must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options shall be prohibited except those occurring by laws of descent and distribution. Following transfer, any such awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Director Plan, the term Participant shall be deemed to refer to the transferee. Options may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

                (d) NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in the Director Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director or advisory director of the Company.

                (e) NO SHAREHOLDER RIGHTS CONFERRED. Nothing contained in the Director Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant (or person) or, in the case an Option, such Option is validly exercised in accordance with Section 6.

                (f) NONEXCLUSIVITY OF THE DIRECTOR PLAN. Neither the adoption of the Director Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

                (g) GOVERNING LAW. The validity, construction, and effect of the Director Plan and any agreement hereunder will be determined in accordance with the laws of the Cayman Islands.

        10. SHAREHOLDER APPROVAL, EFFECTIVE DATE, AND DIRECTOR PLAN TERMINATION. The Director Plan will be effective as of the date of its adoption by the Board, subject to shareholder approval prior to the commencement of the Initial Public Offering, and, unless earlier terminated by action of the Board, shall terminate at such time as no Shares remain available for issuance

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under the Director Plan and the Company and Participants have no further rights or obligations under the Director Plan.

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                            AMENDMENT NO. 1 TO THE
                           APEX SILVER MINES LIMITED
                      NON-EMPLOYEE DIRECTORS' SHARE PLAN

                         (Effective October 15, 1998)


     Pursuant to a resolution duly adopted at the meeting of the Board of Directors held on October 15, 1998, the Apex Silver Mines Limited Non-Employee Directors' Share Plan (the "Director Plan") is amended, effective as of October 15, 1998, as follows:

     The first paragraph of Section 6 of the Director Plan shall be designated as Subsection A of Section 6 and a new Subsection B of Section 6 is hereby inserted after Subsection A as follows:

     "B. An Option valued at $3,000 calculated using the Black-Scholes option pricing model to purchase Shares with an exercise price per share equal to that of the Fair Market Value of a Share on the date of the grant of the Option, subject to adjustment as provided in Section 7, will be automatically granted at the close of business of each meeting of the Board to each member of the Board who is eligible under Section 5, regardless of whether the member attends the meeting. The grant of an Option pursuant to this Subsection B is distinct and separate from any Option granted pursuant to Subsection A above."

     The second paragraph of Section 6 of the Director Plan shall be designated as Subsection C of Section 6 and the Subsections (a), (b), (c) and (d) shall be subsections of Subsection C of Section 6 of the Director Plan.

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